Exhibit 5.4
LAW OFFICES One Arizona Center 400 E. Van Buren Street Suite 1900 Phoenix, AZ 85004-2202 602.382.6000 www.swlaw.com	DENVER LAS VEGAS LOS ANGELES LOS CABOS ORANGE COUNTY PHOENIX RENO SALT LAKE CITY TUCSON

March 12, 2019

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as special counsel in the State of Arizona for Bullhead City Hospital Corporation, an Arizona corporation (the “Arizona Subsidiary Guarantor”) in connection with the proposed guarantees by the Arizona Subsidiary Guarantor (collectively, the “Debt Securities Guarantees”) of debt securities (collectively, the “Debt Securities”) to be issued from time to time by Community Health Systems, Inc., a Delaware corporation (“Parent”), or CHS/Community Health Systems, Inc., a Delaware corporation (the “Company” and, together with the Parent, the “Issuers”). The Debt Securities are to be issued pursuant to forms of senior and subordinated notes indentures (collectively, the “Indentures”) that were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Issuers’ registration statement on Form S-3 (the “Registration Statement”) on or about March 12, 2019.

This opinion letter is being provided to you at the request of the Arizona Subsidiary Guarantor in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the articles of incorporation and bylaws of the Arizona Subsidiary Guarantor, as certified to us on the date hereof by an officer of the Arizona Subsidiary Guarantor; (ii) resolutions of the board of directors of the Arizona Subsidiary Guarantor with respect to the Registration Statement, as certified to us on the date hereof by an officer of the Arizona Subsidiary Guarantor; (iii) a good standing certificate with respect to the Arizona Subsidiary Guarantor issued by the Arizona Corporation Commission; and (iv) the Indentures (including the Debt Securities Guarantees set forth therein).

Snell & Wilmer is a member of LEX MUNDI, The Leading Association of Independent Law Firms.

March 12, 2019

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with the transaction for which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Arizona Subsidiary Guarantor, the legal capacity and competency of all natural persons, and the due authorization, execution and delivery of all documents by the parties thereto other than the Arizona Subsidiary Guarantor. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuers and the Arizona Subsidiary Guarantor.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1) The Arizona Subsidiary Guarantor is a corporation validly existing and in good standing under the laws of the State of Arizona.

(2) The Arizona Subsidiary Guarantor has all requisite corporate power and authority to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform its obligations under the Debt Securities Guarantees.

(3) The Debt Securities Guarantees, upon being duly authorized by all necessary corporate action, executed by an authorized signatory and delivered, will be validly authorized, executed, and delivered for corporate purposes by the Arizona Subsidiary Guarantor.

We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Simpson Thacher & Bartlett LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Snell and Wilmer L.L.P.